UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED):

July 15, 2011

THE TIMBERLAND COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-9548	02-0312554
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

200 DOMAIN DRIVE

STRATHAM, NH 03885

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(603) 772-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On June 13, 2011, The Timberland Company (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 12, 2011, with VF Corporation (“Parent”) and VF Enterprises, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Concurrently with the execution of the Merger Agreement, Sidney W. Swartz, Chairman of the Company’s Board of Directors, Jeffrey B. Swartz, President and Chief Executive Officer of the Company, and certain other members of their families and certain trusts established for the benefit of their families or for charitable purposes (collectively, the “Supporting Stockholders”), entered into a Voting Agreement (the “Voting Agreement”) with Parent.

Pursuant to the terms of the previously disclosed Voting Agreement, on  July 26, 2011, the Supporting Stockholders, who beneficially own an aggregate of  2,524,482 shares of the Company’s Class A common stock, par value $0.01 per share, and 10,568,389 shares of the Company’s Class B common stock, par value $0.01 per share, and control approximately 73.5% of the combined voting power of the issued and outstanding shares of the Company’s common stock, delivered a written consent adopting  the Merger Agreement and authorizing the transactions contemplated thereby, including the merger of Merger Sub with and into the Company (the “Merger”), without prior notice and without the holding of a special meeting. No further approval of the stockholders of the Company is required to adopt the Merger Agreement and authorize the transactions and agreements contemplated thereby, including the Merger.  On July 18, 2011, the Company filed a preliminary information statement on Schedule 14C relating to the transactions contemplated by the Merger Agreement and the Voting Agreement.  A definitive information statement will be mailed to security holders of the Company when available, which will further describe the action by written consent taken by the Supporting Stockholders.

Item 8.01         Other Events.

On July 15, 2011, the Premerger Notification Office of the Federal Trade Commission granted the Company’s request for early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Merger remains conditioned on other customary closing conditions, including (i) the distribution of the definitive information statement referred to in Item 5.07 above to the Company’s stockholders and the passage of 20 calendar days following such distribution and (ii) the receipt of approval under the European Union Merger Control Regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: July 26, 2011	By:	/s/ Carrie W. Teffner
	Name:	Carrie W. Teffner
	Title:	Chief Financial Officer